Exhibit 2.1

Execution Version

AMENDMENT NO. 2 TO

BUSINESS COMBINATION AGREEMENT AND PLAN OF REORGANIZATION

This Amendment No. 2 (this “Amendment”) to the Business Combination Agreement and Plan of Reorganization, dated as of November 23, 2020, as amended by Amendment No. 1 thereto, dated as of December 30, 2020 (the “Business Combination Agreement”), by and among by and among Apex Technology Acquisition Corp., a Delaware corporation (“Apex”), Athena Technology Merger Sub, Inc., a Delaware corporation, Athena Technology Merger Sub 2, LLC, a Delaware limited liability company (“Second Merger Sub” and, together with First Merger Sub, “Merger Subs” and each, a “Merger Sub”), and AvePoint, Inc., a Delaware corporation (the “Company”), is made and entered into as of March 8, 2021 by and among Apex, Merger Subs and the Company. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Business Combination Agreement.

RECITALS

WHEREAS, Apex, the Merger Subs and the Company are parties to the Business Combination Agreement (the “Parties”);

WHEREAS, the Parties desire to amend the Business Combination Agreement as set forth in this Amendment; and

WHEREAS, Section 9.04 of the Business Combination Agreement provides that, prior to the Effective Time, the Business Combination Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Parties agree as follows:

AGREEMENT

1. Amendment to the Business Combination Agreement.

(a) The definition of “Cash Consideration Shortfall Amount” in Section 1.01 of the Business Combination Agreement is hereby deleted and replaced with the following:

“Cash Consideration Shortfall Amount” means the amount, if any, by which (a) the sum of (i) the Company Preferred Stock Cash Amount plus (ii) the Named Executive Cash Amount plus (iii) the Aggregate Cash Election Amount plus (iv) the Balance Sheet Cash Amount, exceeds (b) the sum of (i) the Aggregate Available Cash plus (ii) the PIPE Fees; provided, that such amount shall be deemed to be zero if it is a negative number.

(b) The definition of “Company Common Stock Cash Amount” in Section 1.01 of the Business Combination Agreement is hereby deleted and replaced with the following:

“Company Common Stock Cash Amount” means $94,500,000.

(c) Section 3.01(a)(ii) of the Business Combination Agreement is amended by deleting the words “because of the Company Common Stock Cash Cutback” in the proviso thereof.

2 Effect of Amendment. Except as expressly provided herein, this Amendment shall not constitute an amendment, modification or waiver of any provision of the Business Combination Agreement or any rights or obligations of any party under or in respect of the Business Combination Agreement. Except as modified by this Amendment, the Business Combination Agreement shall continue in full force and effect. Upon the execution of this Amendment by the Parties, each reference in the Business Combination Agreement to “this Agreement” or the words “hereunder,” “hereof,” “herein” or words of similar effect referring to the Business Combination Agreement shall mean and be a reference to the Business Combination Agreement as amended by this Amendment, and a reference to the Business Combination Agreement in any other instrument or document shall be deemed a reference to the Business Combination Agreement as amended by this Amendment. This Amendment shall be subject to, shall form a part of, and shall be governed by, the terms and conditions set forth in the Business Combination Agreement, as amended by this Amendment.

3. General. Article X of the Business Combination Agreement shall apply to this Amendment mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

APEX TECHNOLOGY ACQUISITION CORP.

By	/s/ Jeff Epstein
Name:	Jeff Epstein
Title:	Co-Chief Executive Officer, Chief Financial Officer, Secretary

ATHENA TECHNOLOGY MERGER SUB, INC.

By	/s/ Kimberly Kit
Name:	Kimberly Kit
Title:	President and Secretary

ATHENA TECHNOLOGY MERGER SUB 2, LLC

By	/s/ Kimberly Kit
Name:	Kimberly Kit
Title:	President and Secretary

AVEPOINT, INC.

By	/s/ Brian Brown
Name:	Brian Brown
Title:	Chief Legal Counsel and COO

[Signature Page to Amendment No. 2 to Business Combination Agreement]